Exhibit 1.1

Execution Version

PRICING AGREEMENT

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

RBC Capital Markets, LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

August 2, 2016

Ladies and Gentlemen:

The Hershey Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 2, 2016 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time as set forth in Schedule II to this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the Applicable Time in relation to the Prospectus relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company, assign its rights and obligations under this Pricing Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s capital markets, investment banking or related businesses may be transferred following the date of this Pricing Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereto, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages to follow]

Very truly yours,

The Hershey Company

By:	/s/ Patricia A. Little
Name:	Patricia A. Little
Title:	Senior Vice President, Chief Financial Officer

By:	/s/ Bjork Hupfeld
Name:	Bjork Hupfeld
Title:	Treasurer

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Vice President

J.P. Morgan Securities LLC

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Robert J. Little
Name:	Robert J. Little
Title:	Managing Director

RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose
Name:	Scott G. Primrose
Title:	Authorized Signatory

For themselves and as Representatives

of the several Underwriters named in Schedule I hereto

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2026 Notes to be Purchased	Principal Amount of 2046 Notes to be Purchased
Citigroup Global Markets Inc.	$110,000,000	$66,000,000
J.P. Morgan Securities LLC	$97,500,000	$58,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$97,500,000	$58,500,000
RBC Capital Markets, LLC	$77,500,000	$46,500,000
PNC Capital Markets LLC	$32,500,000	$19,500,000
CIBC World Markets Corp.	$18,750,000	$11,250,000
Santander Investment Securities Inc.	$18,750,000	$11,250,000
U.S. Bancorp Investments, Inc.	$18,750,000	$11,250,000
The Williams Capital Group, L.P.	$18,750,000	$11,250,000
Banco Bradesco BBI S.A.	$10,000,000	$6,000,000

Total	$500,000,000	$300,000,000

SCHEDULE I Page 1

SCHEDULE II

Title of Designated Securities:

2.300% Notes due August 15, 2026 (the “2026 Notes”)

3.375% Notes due August 15, 2046 (the “2046 Notes” and, together with the 2026 Notes, the “Designated Securities”)

Aggregate Principal Amount:

$500,000,000 of the 2026 Notes

$300,000,000 of the 2046 Notes

Price to Public:

99.671% of the principal amount of the 2026 Notes, plus accrued interest, if any, from August 9, 2016.

99.513% of the principal amount of the 2046 Notes, plus accrued interest, if any, from August 9, 2016.

Purchase Price to Underwriters:

99.221% of the principal amount of the 2026 Notes, plus accrued interest, if any, from August 9, 2016; and the selling concession shall be 0.300% and the reallowance concession shall be 0.200%, in each case of the principal amount of the 2026 Notes.

98.638% of the principal amount of the 2046 Notes, plus accrued interest, if any, from August 9, 2016; and the selling concession shall be 0.500% and the reallowance concession shall be 0.250%, in each case of the principal amount of the 2046 Notes.

Indenture:

Indenture dated as of May 14, 2009, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

2026 Notes: August 15, 2026.

2046 Notes: August 15, 2046.

Interest Rate:

2026 Notes: 2.300% from and including the original issue date.

2046 Notes: 3.375% from and including the original issue date.

SCHEDULE II Page 1

Interest Payment Dates:

February 15 and August 15 of each year, commencing on February 15, 2017.

Interest Payment Record Dates:

February 1 and August 1 of each year, commencing on February 1, 2017.

Interest Rate Adjustment due to Changes in Ratings:

For a one-year period beginning August 9, 2016 to and including August 9, 2017, the interest rate payable on the Designated Securities may be subject to adjustment if certain change of control events result in a downgrade of the credit rating on the Designated Securities. See “Description of Notes—Interest Rate Adjustment due to Changes in Ratings” in the Prospectus Supplement (as defined below).

Redemption Provisions:

Prior to the date that is 90 days prior to the scheduled maturity date of the 2026 Notes, the Company may redeem the 2026 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the principal amount of the 2026 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the “Make-Whole Amount,” as defined in the Prospectus Supplement dated August 2, 2016 (the “Prospectus Supplement”), if any.

At any time on or after the date that is 90 days prior to the scheduled maturity date of the 2026 Notes, the Company may redeem the 2026 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Prior to the date that is 180 days prior to the scheduled maturity date of the 2046 Notes, the Company may redeem the 2046 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the principal amount of the 2046 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the “Make-Whole Amount,” as defined in the Prospectus Supplement, if any.

At any time on or after the date that is 180 days prior to the scheduled maturity date of the 2046 Notes, the Company may redeem the 2046 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

SCHEDULE II Page 2

Reinvestment Rate Spread for Make Whole Amount:

2026 Notes: T+0.150%.

2046 Notes: T+0.200%.

Change of Control Offer:

If the Company experiences a “Change of Control Triggering Event” (as defined in the Prospectus Supplement) the Company will offer to repurchase all of the Designated Securities at a price equal to 101% of the aggregate principal amount plus accrued and unpaid interest, if any, to the repurchase date. See “Description of Notes—Change of Control Offer” in the Prospectus Supplement.

Sinking Fund Provisions:

No sinking fund provisions.

Other Provisions:

As set forth in the Prospectus Supplement dated August 2, 2016 to the Prospectus dated June 26, 2015.

Time of Delivery:

9:00 a.m. (EDT), August 9, 2016.

Closing Location:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Names and addresses of Representatives:

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

RBC Capital Markets, LLC

Address for Notices:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Facsimile: (646) 291-1469

Attention: General Counsel

SCHEDULE II Page 3

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Investment Grade Syndicate Desk - 3rd floor

Facsimile: (212) 834-6081

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Facsimile: (646) 855-5958

Attention: High Grade Debt Capital Markets Transaction Management/Legal

RBC Capital Markets, LLC

Three World Financial Center

200 Vessey Street

New York, New York 10281

Facsimile: 212-618-6137

Attention: Transaction Management/Scott Primrose

Applicable Time:

(For purposes of the Underwriting Agreement):

3:47 p.m. (EDT), August 2, 2016.

SCHEDULE II Page 4

SCHEDULE III(a)

•	Final Term Sheet, dated August 2, 2016, substantially in the form of Schedule III(b) hereto.

SCHEDULE III(a) Page 1

SCHEDULE III(b)

FINAL TERM SHEET

Dated August 2, 2016

THE HERSHEY COMPANY

$500,000,000 2.300% NOTES DUE AUGUST 15, 2026

$300,000,000 3.375% NOTES DUE AUGUST 15, 2046

Name of Issuer:	The Hershey Company

Title of Securities:	2.300% Notes due August 15, 2026 (the “2026 Notes”) 3.375% Notes due August 15, 2046 (the “2046 Notes” and, together with the 2026 Notes, the “Notes”)

Aggregate Principal Amount:	2026 Notes: $500,000,000
2046 Notes: $300,000,000

Issue Price (Price to Public):	2026 Notes: 99.671% of principal amount
2046 Notes: 99.513% of principal amount

Maturity:	2026 Notes: August 15, 2026
2046 Notes: August 15, 2046

Coupon (Interest Rate):	2026 Notes: 2.300%
2046 Notes: 3.375%

Benchmark Treasury:	2026 Notes: UST 1.625% due May 15, 2026
2046 Notes: UST 2.500% due February 15, 2046

Spread to Benchmark Treasury:	2026 Notes: T+80 basis points (0.800%)
2046 Notes: T+110 basis points (1.100%)

Benchmark Treasury Price and Yield:	2026 Notes: 100-25+; 1.537%
2046 Notes: 104-08; 2.301%

Yield to Maturity:	2026 Notes: 2.337%
2046 Notes: 3.401%

Interest Payment Dates:	February 15 and August 15 of each year, commencing on February 15, 2017

Interest Payment Record Dates:	February 1 and August 1 of each year, commencing on February 1, 2017

Interest Rate Adjustment due to Changes in Ratings:

For a one-year period beginning August 9, 2016 to and

including August 9, 2017, the interest rate payable on the

Notes may be subject to adjustment if certain change of

control events result in a downgrade of the credit rating on the

Notes. See “Description of Notes—Interest Rate Adjustment

due to Changes in Ratings” in the Prospectus Supplement

dated August 2, 2016.

SCHEDULE III(b) Page 1

Redemption Provisions:	Treasury plus 15 basis points prior to the date that is 90 days prior to the scheduled maturity date of the 2026 Notes.

At any time on or after the date that is 90 days prior to the scheduled maturity date of the 2026 Notes, we may redeem the 2026 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Treasury plus 20 basis points prior to the date that is 180 days prior to the scheduled maturity date of the 2046 Notes.

At any time on or after the date that is 180 days prior to the scheduled maturity date of the 2046 Notes, we may redeem the 2046 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Change of Control Offer:	Offer to repurchase at 101% of principal amount plus accrued interest to repurchase date upon change of control resulting in a rating below investment grade by two ratings agencies.

Denominations:	$2,000 or integral multiples of $1,000 in excess thereof

Legal Format:	Registration Statement No. 333-205269

Net Proceeds to The Hershey Company:	$792,019,000

Settlement Date:	T+5 days; August 9, 2016

Joint Book-Running Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
RBC Capital Markets, LLC

Senior Co-Manager:	PNC Capital Markets LLC

Co-Managers:	CIBC World Markets Corp.
Santander Investment Securities Inc.
U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.
Banco Bradesco BBI S.A.

CUSIP:
2026 Notes: 427866 AX6
2046 Notes: 427866 AW8

SCHEDULE III(b) Page 2

ISIN:	2026 Notes: US427866AX66
2046 Notes: US427866AW83

Ratings*:	[Reserved]

The offer and sale of the Securities to which this final term sheet relates have been registered by The Hershey Company by means of a registration statement on Form S-3 (SEC File No. 333-205269).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at (800) 831-9146, J.P. Morgan Securities LLC collect (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at (800) 294-1322 or RBC Capital Markets, LLC toll free at (866) 375-6829.

* Note:	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

SCHEDULE III(b) Page 3